Exhibit (k)(3)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                  , 2011, is entered into by and among New Mountain Finance Corporation, a Delaware corporation (including its successors, the “Company”), New Mountain Finance AIV Holdings Corporation, a Delaware corporation (“Finance AIV Holdings”), New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (“New Mountain Finance Advisers”) and the persons listed on the signature pages hereto under the heading “PublicCo Holders” (“PublicCo Holders”).

ARTICLE 1
DEFINITIONS

1.1.          Definitions.  The following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of any specified Person means any other Person directly or indirectly “controlling,” “controlled by” or “under common control with” (within the meaning of Rule 405 under the Securities Act), such specified Person; provided, however, the determination of whether a Person is an Affiliate of another Person shall be made assuming that no Holder is an Affiliate of the Company or New Mountain Finance Holdings, L.L.C., a Delaware limited liability company, solely by virtue of the ownership of Membership Units or Common Stock.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Equity Interests” mean, with respect to the Company, any and all shares of capital stock in the Company or securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.  For purposes of this Agreement, Equity Interests shall include all issued and outstanding Membership Units.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“Holders” means, collectively, the PublicCo Holders and the OpCo Holders.

“Initial Public Offering” means the initial public offering registered under the Securities Act of the Common Stock of the Company.

“IPO Registration Statement” means the Company’s registration statement on Form N-2 (File No. 333-168280), as amended, filed with the SEC in connection with the Initial Public Offering.

“Membership Units” means the common membership units of New Mountain Finance Holdings, L.L.C.

“OpCo Holder” means (i) Finance AIV Holdings, (ii) New Mountain Finance Advisers and (iii) any Person to whom Finance AIV Holdings or New Mountain Finance Advisers assigns rights under this Agreement pursuant to Section 2.9, and who has agreed in writing to be bound by the terms of this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the shares of the Company’s Common Stock owned at any time by the Holders or issued or issuable to any Holder in exchange for Membership Units. As to any particular Registrable Securities, such Common Stock shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such Common Stock shall have become effective under the Securities Act and such Common Stock shall have been disposed of in accordance with such registration statement; (b) such Common Stock shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or (c) such Common Stock shall have ceased to be outstanding.

“Requesting Holders” shall mean any OpCo Holder(s) requesting to have its (their) Registrable Securities included in any Demand Registration or Shelf Registration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

1.2.          Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Advice	Section 2.6
Agreement	Introductory Paragraph
Blackout Period	Section 2.1.7
Company	Introductory Paragraph
Demand Registration	Section 2.1.1(i)
Demand Request	Section 2.1.1(i)
FINRA	Section 2.7.1
Finance AIV Holdings	Introductory Paragraph
Inspectors	Section 2.5(xiii)
New Mountain Finance Advisers	Introductory Paragraph
New York Courts	Section 3.3.2
PublicCo Holders	Introductory Paragraph
Piggyback Registration	Section 2.2.1
Required Filing Date	Section 2.1.1(ii)
Shelf Registration	Section 2.3
Suspension Notice	Section 2.6
Suspension Period	Section 2.6

1.3.          Rules of Construction.  Unless the context otherwise requires

(1)                      a term has the meaning assigned to it;

(2)                      words in the singular include the plural, and words in the plural include the singular; and

(3)                      “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
REGISTRATION RIGHTS

2.1.          Demand Registration.

2.1.1        Request for Registration.

(i)            Commencing on the date hereof, each OpCo Holder shall have the right to require the Company to file a registration statement on Form N-2 or any similar or successor to such form under the Securities Act for a public offering of all or part of the Registrable Securities held by such OpCo Holder (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised by the Requesting Holder, specifying the number of each such Requesting Holder’s Registrable Securities to be included in such registration and, subject to Section 2.1.4 hereof, describing the intended method of distribution thereof (a “Demand Request”).  The IPO Registration Statement shall not constitute a Demand Registration for any purpose under this Agreement.  Each OpCo Holder may exercise its respective rights under this Section 2.1 in such OpCo Holder’s sole discretion.

(ii)           Each Demand Request shall specify the aggregate number of Registrable Securities proposed to be sold. Subject to Section 2.1.7, the Company shall file the registration statement in respect of a Demand Registration within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

(a)           the Company shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to Section 2.1.1(i) (A) within 30 days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2, or (B) within 180 days after the effective date of the IPO Registration Statement unless any lock-up period applicable to Finance AIV Holdings and/or New Mountain Finance Advisers in connection with the Initial Public Offering has been waived as provided in the applicable lock-up agreement, delivered in connection with the Initial Public Offering;

(b)           the Company shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to Section 2.1.1(i) unless the Demand Request is for a number of Registrable Securities with a market value that is equal to at least $10 million as of the date of such Demand Request; provided, however, that this Section 2.1.1.(ii)(b) shall not apply if the applicable Demand Request is for all of the Registrable Securities held by the OpCo Holders as of the date of such Demand Request;

(c)           the Company shall not be obligated to cause to be declared effective pursuant to Section 2.1.1(i) more than 5 registration statements with respect to Demand Registrations; and

(d)           the OpCo Holder shall have the right to withdraw a Demand Request at any time prior to the relevant registration statement being declared effective by the SEC and such registration statement shall not count as a Demand Request under this Section 2.1.

2.1.2        Rights of Nonrequesting OpCo Holders.  Upon receipt of any Demand Request, the Company shall no later than ten (10) days after the filing of the relevant Registration Statement give written notice delivered by hand, facsimile transmission, electronic mail or nationally recognized overnight delivery service (with postage prepaid) of such proposed Demand Registration to all other OpCo Holders, who shall have the right, exercisable by written notice to the Company within fifteen (15) days of the delivery of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request.  All OpCo Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1.

2.1.3        Piggyback Rights of PublicCo Holders.  Upon receipt of any Demand Request, the Company shall no later than ten (10) days after the filing of the relevant Registration Statement give written notice delivered by hand, facsimile transmission, electronic mail or nationally recognized overnight delivery service (with postage prepaid) of such proposed Demand Registration to all PublicCo Holders, which notice shall offer each such PublicCo Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in 2.1.4 hereof.  Each PublicCo Holder who desires to have its Registrable Securities included in such Demand Registration shall so advise the Company in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Company.

2.1.4        Priority on Demand Registrations.  The Company shall include in a Demand Registration (a) first, the Registrable Securities requested by Requesting Holders to be included therein, (b) second, the Registrable Securities requested by the PublicCo Holders to be included therein, pro rata among the PublicCo Holders on the basis of the number of Registrable Securities requested to be included in such Demand Registration, and (c) third, any other securities requested to be included in such Demand Registration (including securities to be sold for the account of the Company).  Notwithstanding the foregoing, no securities shall be included in a Demand Registration pursuant to clauses (b) or (c) above unless the managing underwriter or underwriters shall advise the Requesting Holders that such securities may be included and sold in an orderly manner at a price that is acceptable to the holders of a majority of the Registrable Securities of the Requesting Holders to be included in such Demand Registration.  The managing underwriter or underwriters may make any determination pursuant to this Section 2.1.4 both prior to and following the printing of any preliminary prospectus or preliminary prospectus supplement with respect to any Demand Registration.

2.1.5        Selection of Underwriters.  The holders of a majority of the Registrable Securities of the Requesting Holders to be included in such Demand Registration (i) may request that the offering of Registrable Securities pursuant to a Demand Registration be in the form of a “firm commitment” underwritten offering and (ii) may select the investment banking firm or firms to manage the underwritten offering.

2.1.6        Representations, Warranties and Indemnification.  No Holder may participate in any registration pursuant to Section 2.1 unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangements with respect to such offering and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by a Holder selling Registrable Securities shall be limited to indemnification for information provided by such Holder relating to such Holder specifically for inclusion in the registration statement.

2.1.7        Deferral of Filing.  During any calendar year, the Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 to after the Required Filing Date if at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company or a committee of the Board of Directors of the Company reasonably determines in good faith that such disclosure would have a material adverse effect on the Company and its security holders (any such period during which such filing is deferred pursuant to this Section 2.1.7, a “Blackout Period”).  The Company may only exercise its right to defer a registration statement pursuant to this Section 2.1.7 twice in any calendar year and for no more than ninety (90) calendar days in the aggregate during such calendar year.  A deferral of the filing of a registration statement pursuant to Section 2.1.7 shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or terminated.  In order to defer the filing of a registration statement pursuant to this Section 2.1.7, the Company shall within ten (10) days, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1.7 (subject to execution of a confidentiality agreement if required by law or contract) and a general statement of the reason for such deferral and an approximation of the anticipated delay.  Within twenty (20) days after receiving such certificate, the Requesting Holder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

2.2.          Piggyback Registrations.

2.2.1        Right to Piggyback.  Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any other security holder of the Company (not a Holder)) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder (which notice shall be given not less than twenty (20) days prior to the anticipated printing of any preliminary prospectus), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2.2 hereof.  Each Holder who desires to have its Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Company.  Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Company of such withdrawal.  The Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

2.2.2        Priority on Piggyback Registrations.

(i)            If a Piggyback Registration is an underwritten offering and was initiated by the Company, the Company shall include in such registration statement (a) first, Finance AIV Holdings and/or New Mountain Finance Advisers’ Registrable Securities requested to be included in such registration, (b) second, the securities the Company proposes to sell, and (c) third, any other securities requested to be included in such registration.

(ii)           If a Piggyback Registration is an underwritten offering and was initiated by a security holder of the Company, the Company shall include in such registration statement (a) first, the Registrable Securities requested to be included in such registration, (b) second, the securities requested to be included therein by the security holders requesting such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (c) third, any other securities requested to be included in such registration (including securities to be sold for the account of the Company).

(iii)          No Holder may participate in any Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (a) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all encumbrances, (b) such Holder’s power and authority to effect such transfer, and (c) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by a Holder selling Registrable Securities shall be limited to indemnification for information provided by such Holder relating to such Holder specifically for inclusion in the registration statement.

2.2.3        Selection of Underwriters.  In the event of any Piggyback Registration, the Holders of a majority of the Registrable Securities to be included in such Piggyback Registration (a) may select one or more investment banking firms to manage the offering, and (b) may select one or more investment banking firms to participate in any underwriting syndicate.

2.3.          Shelf Registration.  The Company shall use its reasonable best efforts to become eligible to use a “shelf” registration statement on Form N-2 pursuant to Rule 415 under the Securities Act (“Form N-2 Shelf”) and, after becoming eligible to use Form N-2 Shelf, shall use its reasonable best efforts to remain so eligible.  Once the Company becomes eligible to use

Form N-2 Shelf (or any successor form), then the OpCo Holders  owning a majority of the Registrable Securities may require the Company to cause Demand Registrations to be filed on a Form N-2 Shelf (or any successor form) (a “Shelf Registration”).  If the Company is not then eligible under the Securities Act to use Form N-2 Shelf, Demand Registrations shall be filed on the form for which the Company then qualifies.

2.4.          Holdback Agreements.

(i)            The Company shall not and shall use its reasonable best efforts to cause its officers and directors not to effect any public sale or distribution of the equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any public sale or distribution pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act), during the ten (10) days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), a Piggyback Registration or any registered underwritten public offering of the equity securities of the Company in which the Holders participate, except pursuant to registrations on Form S-4, Form N-14 or Form S-8 or any successor form or unless the underwriters managing any such public offering on Form S-4, Form N-14 or Form S-8 otherwise agree; provided, however, that if (1) during the last seventeen (17) days of any such 90-day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of any such ten (10) day or 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such ten (10) day or 90-day period, then, in each case, such ten (10) day or 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriters managing any such public offering waives, in writing, such extension.

(ii)           If any OpCo Holders of Registrable Securities notify the Company in writing that they intend to effect an underwritten sale of Registrable Securities registered pursuant to a Shelf Registration pursuant to Article 2 hereof, the Company shall not and shall use its reasonable best efforts to cause its officers and directors not to effect any public sale or distribution of the equity securities of the Company, or any securities convertible into or exchangeable or exercisable for its equity securities, during the ten (10) days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations on Form S-4, Form N-14 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree; provided, however, that if (1) during the last seventeen (17) days of any such 90-day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of any such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, then, in each case, such 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriters managing any such public offering waives, in writing, such extension.

(iii)          For so long as New Mountain Finance Advisers or Finance AIV Holdings or any of their Affiliates holds, in the aggregate, more than twenty-percent of the outstanding Equity Interests, each Holder agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise) in which such Holder has a right to participate, not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the ten (10) days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering); provided, however, that if (1) during the last seventeen (17) days of any 90-day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of any 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, then in each case such 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriters managing any such public offering waives, in writing, such extension.

2.5.          Registration Procedures.  Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to complete the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof within the time periods set forth in this Agreement, and pursuant thereto the Company will as promptly as practicable:

(i)            prepare and file with the SEC, pursuant to Section 2.1.1(ii) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Company will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(ii)           except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)          in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(iv)          furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any issuer free writing prospectus, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus, any amendment or supplement thereto and any issuer free writing prospectus by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(vi)          promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a registration statement or any issuer free writing prospectus used in connection therewith, a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus or issuer free writing prospectus untrue or which requires the making of any changes in such registration statement, prospectus, issuer free writing prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus or additional issuer free writing prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)         permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii)        make reasonably available members of management of the Company, as selected by the Holders of a majority of the Registrable Securities included in such registration, for assistance in the selling effort relating to the Registrable Securities covered by such registration, including, but not limited to, the participation of such members of the Company’s management in live or recorded road show presentations;

(ix)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(x)            if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment or prepare an issuer free writing prospectus including such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment or issuer free writing prospectus;

(xi)           as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller unless available on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR) or any successor system;

(xii)          cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii)         promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(xiv)        furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company’s independent registered public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests (each such opinion and comfort letter to be addressed to both the seller and underwriter, if reasonably possible);

(xv)         use its reasonable best efforts to cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(xvi)        provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(xvii)       cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xviii)      during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix)         notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx)          enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration;

(xxi)         advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(xxii)        use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement.

2.6.          Suspension of Dispositions.  Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.5(vi)(C) such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice (any such period during which disposition of Registrable Securities is suspended, a “Suspension Period”).  In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(ii) and 2.5(iii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.  The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.7.          Registration Expenses.

2.7.1        Demand Registrations.  All reasonable, out-of-pocket fees and expenses incident to any Demand Registration including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Securities), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the

Holders participating in such Demand Registration pro rata on the basis of the number of shares so sold.

2.7.2        Piggyback Registrations.  All fees and expenses incident to any Piggyback Registration including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the FINRA, as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the Holders participating in the Piggyback Registration pro rata on the basis of the number of shares so sold.

2.8.          Indemnification.

2.8.1        The Company will indemnify and hold harmless each seller of Registrable Securities and, in the case of an underwritten offering, each underwriter, their respective partners, members, directors, officers, affiliates and each person, if any, who controls such seller or underwriter, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such seller for any legal or other expenses reasonably incurred by such seller in connection with investigating or defending any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such seller is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any such seller relating to such seller specifically for use therein; provided, the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

Insofar as the foregoing indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company or New Mountain Finance Holdings, L.L.C., the Company has been advised that in the opinion of the SEC such provisions may contravene federal public policy as expressed in the Securities Act and may therefore be unenforceable.  In the event that a claim for indemnification under such agreement for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Securities Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

2.8.2        Each seller of Registrable Securities will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller relating to such seller specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

2.8.3        Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 2.8.1 or Section 2.8.2 above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 2.8.1 or Section 2.8.2 above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 2.8.1 or Section 2.8.2 above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

2.8.4        If the indemnification provided for in this Section 2.8 is unavailable or insufficient to hold harmless an indemnified party under Section 2.8.1 or Section 2.8.2 above although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.8.1 or Section 2.8.2 above (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other as well as any other relevant equitable considerations. In connection with any registration statement filed with the SEC by the Company, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of securities registered thereunder (before deducting expenses) received by the indemnifying party bear to the aggregate public offering price of the securities registered thereunder. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.8.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 2.8.4.  Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.5        The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.9.          Transfer of Registration Rights.  Any of the rights and obligations of Finance AIV Holdings or New Mountain Finance Advisers or any Holder under this Agreement may be assigned, in the discretion of Finance AIV Holdings or New Mountain Finance Advisers or any such Holder, without the consent of the Company, to any Person (i) to whom Finance AIV Holdings or New Mountain Finance Advisers or any Holder sells, exchanges or otherwise transfers Registrable Securities or Membership Units and (ii) who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

2.10.        Rule 144.  The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of any Holder, the Company will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.11.        Preservation of Rights.  The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 3
MISCELLANEOUS

3.1.          Notices.  Any notice, instruction, direction or demand required under the terms of this Agreement shall be in writing and shall be duly given upon delivery, if delivered by hand, facsimile transmission or mail (with postage prepaid), to the following addresses:

If to the Company, to:

New Mountain Finance Corporation

787 7th Avenue, 48th Floor

New York, New York  10019

(212) 720-0300

Fax:  646-224-8942

If to Finance AIV Holdings or New Mountain Finance Advisers, to:

c/o New Mountain Capital, L.L.C.

787 7th Avenue, 49th Floor

New York, New York  10019

(212) 720-0300

Fax:  646-224-8942

With a copy to (which shall not constitute notice):

Stuart H. Gelfond

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Fax:  212-859-4000

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with copies, so long as Finance AIV Holdings or New Mountain Finance Advisers owns any Registrable Securities or Membership Units, to c/o New Mountain Capital, L.L.C. as provided above.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

3.2.          Authority.  Each of the parties hereto represents on behalf of itself as follows: (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

3.3.          Governing Law.

3.3.1        This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

3.3.2        Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Supreme Court of the State of New York sitting in New York County (the “New York Courts”) for any legal action or other legal proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any legal action or other legal proceeding relating thereto except in such courts), including to enforce any settlement, order or award.  Each party hereto:

(i)            consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.1 is reasonably calculated to give actual notice;

(ii)           agrees that the New York Courts shall be deemed to be a convenient forum; and

(iii)          waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the New York Courts that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

3.3.3        In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before the New York Courts.

3.3.4        Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 3.3.4.

3.4.          Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

3.5.          Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns.

3.6.          Severability.  If any terms or other provision of this Agreement shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

3.7.          Waivers.  A provision of this Agreement may be waived only by a writing signed by the party or parties intended to be bound by the waiver.  A Holder may waive a provision of this Agreement that relates exclusively to their rights, remedies or conditions under this Agreement that does not affect, directly or indirectly, the rights of other Holders.  The Holders of the majority of the then outstanding Registrable Securities may waive any provision of this Agreement so long as any Holder that does not approve of such waiver is not affected by such waiver in a manner materially worse than the approving Holders. A party is not prevented from enforcing any right, remedy or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing.  A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated.  A waiver once given is not to be construed as a waiver for any other matter or occasion.  Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

3.8.          Amendment.  This Agreement may not be amended or modified in any respect except by a written agreement signed by the Company, Finance AIV Holdings (so long as Finance AIV Holdings owns any Registrable Securities or Membership Units), New Mountain Finance Advisers (so long as New Mountain Finance Advisers owns any Registrable Securities or Membership Units) and the Holders of a majority of the then outstanding Registrable Securities.

3.9.          Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.  This Agreement may be executed by facsimile signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

By:
Name:
Title:

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:
Name:
Title:

[Signature page for Registration Rights Agreement Equity)]

PublicCo Holders

Steven B. Klinsky

Steven B. Klinsky Trust

[Signature page for Registration Rights Agreement Equity)]